Exhibit 16

  [Letterhead of Niessen, Dunlap & Pritchard, P.C. appears here]


                        December 29, 1997

Securities and Exchange Commission
Washington, DC 20549

Re:   D.H. Marketing & Consulting, Inc.
      File No. 033-91240

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of D.H. Marketing & Consulting, Inc. dated December 29, 1997, and agree with the statements contained therein.

                                         Very truly yours,

                                         /s/ Niessen, Dunlap & Pritchard, P.C.

                                         NIESSEN, DUNLAP & PRITCHARD, P.C.




     [590 Bethlehem Pike, P.O. Box 606, Colmar, PA 18915-0606
                 215-997-7200 - FAX 215-997-7295]